EXHIBIT 10.7



                              AMENDED AND RESTATED
                         CAPITAL CONTRIBUTION AGREEMENT


                  AMENDED AND RESTATED CAPITAL CONTRIBUTION AGREEMENT, dated as of October 2, 1996, among SPRINT CORPORATION, a Kansas corporation ("Sprint"), TELE-COMMUNICATIONS, INC., a Delaware corporation ("TCI"), COMCAST CORPORATION, a Pennsylvania corporation ("Comcast"), COX COMMUNICATIONS, INC., a Delaware corporation ("Cox", and collectively with Sprint, TCI and Comcast, the "Parents"), and SPRINT SPECTRUM L.P., a Delaware limited partnership (the "Borrower").


                              W I T N E S S E T H:


                  WHEREAS, the Parents and the Borrower have entered into a Capital Contribution Agreement, dated as of July 15, 1996 (as heretofore amended, the "Existing Agreement");

     WHEREAS, the Parents and the Borrower desire to amend and restate the Existing Agreement;

                  WHEREAS, the Parents, through subsidiaries, indirectly are the sole limited and general partners of Holding (as defined below);

                  WHEREAS, Holding is the sole general partner of the Borrower;

     WHEREAS, the Borrower intends to obtain loans and other extensions of credit from various sources;

                  WHEREAS, the Parents will derive substantial direct and indirect benefit from the making of loans and other extensions of credit to the Borrower; and

                  WHEREAS, to induce others to make loans and other extensions of credit to the Borrower, the Parents and the Borrower are executing and delivering this Capital Contribution Agreement;

                  NOW, THEREFORE, the parties hereto hereby agree that the Existing Agreement be amended and restated in its entirety as follows:

     1. Defined Terms. (a) As used in this Capital Contribution Agreement, the following terms shall have the following meanings:

     "Aggregate Short-Term Debt Service Requirements": as of any date, the aggregate amount that becomes due (whether as a scheduled payment, upon acceleration or otherwise) during the period beginning on (and including) such date and ending on (and excluding) the date three months later, in respect of principal, interest, fees and other amounts under indebtedness of Borrower and the Restricted Subsidiaries.

     "APC": American PCS, L.P., a Delaware limited partnership.

     "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Kansas City, Missouri are authorized or required by law to close.

     "Capital  Contribution  Agreement":   this  Amended  and  Restated  Capital
Contribution Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

     "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 by S&P or P-1 by Moody's, (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of open end money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

     "Cash Expenditures": all cash expenditures of the Borrower and the Restricted Subsidiaries on a consolidated basis, including, without limitation and without duplication, the capital expenditures, working capital requirements and Aggregate Short-Term Debt Service Requirements.

     "Contractual Obligations": as to any Person, any provision of any security issued by such Person or of any agreement, indenture, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Contribution Amount": (a) with respect to any Contribution Certificate, the amount, if any, specified in such Contribution Certificate as the amount by which the expected Cash Expenditures of the Borrower and its Restricted Subsidiaries during the period of three months following the date of such Contribution Certificate exceeds the cash, Cash Equivalents and borrowing availability of the Borrower under any credit facility (so long as no default or event of default shall have occurred and be continuing under such facility and the Borrower shall be capable of satisfying all conditions to borrowing under such facility) on the date of such Contribution Certificate plus their expected cash receipts from sources other than borrowings during such period, (b) with respect to any Triggering Event resulting from default in the payment of any amount due under any Secured Instrument, the amount due and unpaid and (c) with respect to any Triggering Event resulting from the acceleration of any Secured Obligations, the entire aggregate amount of the Parents' contingent obligations under Section 2 immediately prior to the occurrence of such Triggering Event.

     "Contribution Certificate": a certificate of the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower or, under the circumstances set forth in Section 14(b), a certificate of the Corporate Trustee, substantially in the form of Exhibit A to this Capital Contribution Agreement, delivered to each Parent (with a copy to the Corporate Trustee) pursuant to Section 3, which specifies in reasonable detail (a) the cash, Cash Equivalents and borrowing availability of the Borrower under any credit facility (so long as no default or event of default shall have occurred and be continuing under such facility and the Borrower shall be capable of satisfying all conditions to borrowing under such facility) on the date of such certificate plus their expected cash receipts from sources other than borrowings during the period of three months following the date of such certificate and (b) the expected Cash Expenditures of the Borrower and its Restricted Subsidiaries for such period.

     "Corporate Trustee": as defined in the Trust Agreement.

     "EquipmentCo": Sprint Spectrum Equipment Company, L.P., a Delaware limited partnership.

     "Excluded Equity Proceeds": cash equity contributions made to the Borrower that are the proceeds of Specified Affiliate Debt or that are used by the Borrower, directly or indirectly, to fund (a) the acquisition of any entity which does not become a Restricted Subsidiary upon such acquisition, provided that if at any time subsequent to the date of such acquisition such entity shall become a Restricted Subsidiary the cash equity contributions used to fund such acquisition shall no longer constitute Excluded Equity Proceeds, (b) equity contributions, loans or advances to or other investments in any entity which is not a Restricted Subsidiary, provided that if at any time subsequent to the date of such contribution, loan, advance or other investment such entity shall become a Restricted Subsidiary, the cash equity contributions used to fund such equity contributions, loans, advances or other investments shall no longer constitute Excluded Equity Proceeds, (c) the acquisition of any assets by any Restricted Subsidiary that subsequent to the date of such acquisition shall no longer constitute a Restricted Subsidiary (unless such assets are transferred to the Borrower or a Restricted Subsidiary) or (d) the optional prepayment of any indebtedness of the Borrower or any Restricted Subsidiary (other than any optional prepayment of any committed revolving credit facility to the extent that the commitments to lend are not reduced in connection therewith).

     "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "High Yield Debt": the 11% Senior Notes due 2006 in the stated principal amount of $250,000,000 and 12 1/2% Senior Discount Notes due 2006 in the stated principal amount of $500,000,000 of the Borrower and Sprint Spectrum Finance Corporation (together, the "Issuers").

     "Holding": Sprint Spectrum Holding Company, L.P., a Delaware limited partnership, the general partner of the Borrower.

     "Lien":   any  mortgage,   pledge,   hypothecation,   assignment,   deposit
arrangement, encumbrance, lien (statutory or other), charge or other security interest of any kind or nature whatsoever.

     "Moody's: Moody's Investors Service, Inc.

     "Partnership Agreement": the Amended and Restated Agreement of Limited Partnership of Holding, dated as of January 31, 1996, among the Partnership Subsidiaries, as amended, supplemented or otherwise modified from time to time.
     "Partnership Subsidiary": with respect to Sprint, Sprint Enterprises, L.P.; with respect to TCI, TCI Telephony Services, Inc.; with respect to Comcast, Comcast Telephony Services; and with respect to Cox, Cox Telephony Partnership.

     "Percentage Interest": with respect to Sprint, 40%; with respect to TCI, 30%; with respect to Comcast, 15%; and with respect to Cox, 15%.

     "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Public Debt Rating": with respect to any Person, the actual or implied rating of such Person's senior long-term unsecured debt by a Rating Agency.

     "Rating Agency": each of S&P and Moody's.

     "RealtyCo": Sprint Spectrum Realty Company, L.P., a Delaware limited partnership.

     "Restricted Subsidiary": any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

     "Requirement of Law": as to any Person, the partnership agreement, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "S&P": Standard and Poor's Rating Services.

     "Secured Instruments": as defined in the Trust Agreement.

     "Secured Obligations": as defined in the Trust Agreement.

     "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

     "Triggering Event": (a) any delivery to the Parents (with a copy to the Corporate Trustee) pursuant to Section 3 of a Contribution Certificate showing a Contribution Amount for the three month period covered by such Contribution
Certificate, (b) the occurrence of an event of default under any Secured Instrument arising from the failure to pay when due any amount payable under such Secured Instrument or (c) the acceleration of maturity of any of the Secured Obligations upon the occurrence of any event of default under any Secured Instrument.

     "Trust Agreement": the Trust Agreement, dated as of October 2, 1996, among the Borrower, First Union National Bank, as corporate trustee, and Kenneth D. Benton, as individual trustee, as amended, supplemented or otherwise modified from time to time.

     "Unrestricted Subsidiary": APC and any other Subsidiary of the Borrower (other than WirelessCo, EquipmentCo and RealtyCo) that the Borrower designates as an Unrestricted Subsidiary in accordance with the applicable provisions of the Secured Instruments, provided, however, that the Borrower may cause any Unrestricted Subsidiary to become a Restricted Subsidiary to the extent permitted by the applicable provisions of the Secured Instruments.

     "WirelessCo": WirelessCo, L.P., a Delaware limited partnership.

                  (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Capital Contribution Agreement shall refer to this Capital Contribution Agreement as a whole and not to any particular provision of this Capital Contribution Agreement, and Section and paragraph references are to this Capital Contribution Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (d) Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Trust Agreement.

                  2. Capital Contribution. (a) Upon the occurrence of a Triggering Event, each Parent shall contribute, or shall cause to be contributed, to the Borrower such Parent's Percentage Interest of the Contribution Amount applicable to such Triggering Event within 5 Business Days of the occurrence of such Triggering Event; provided, however, that no Parent shall be required to contribute in the aggregate more than that amount which is equal to (i) its Percentage Interest of the sum of (A) $1,000,000,000, (B) the Agreed Value of the License Contribution and (C) the Agreed Value of the Omaha License (calculated as of the earlier of the date on which the Omaha License is contributed or the date that the Contribution Certificate to which the Triggering Event relates is delivered) less (ii) the sum of (A) the amount of any cash equity contributions not otherwise required to be made pursuant to this paragraph that are made by such Parent or any of its Subsidiaries (through one or more intermediate partnerships or corporations) to the Borrower subsequent to December 31, 1995 (other than Excluded Equity Proceeds), (B) such Parent's Percentage Interest of the amount of the aggregate cash proceeds of equity capital (other than Excluded Equity Proceeds) obtained by the Borrower from sources other than the Parents or any of their respective Subsidiaries subsequent to December 31, 1995 and (C) in the case of Cox, the Agreed Value of the License Contribution and the Agreed Value of the Omaha License (calculated as of the earlier of the date on which the Omaha License is contributed or the date that the Contribution Certificate to which the Triggering Event relates is delivered). As used in this Section 2, the terms "Agreed Value," "License Contribution" and "Omaha License" have the meanings given to them in the Partnership Agreement as in effect on the date hereof.

                  (b) Each contribution made, or caused to be made, by each Parent pursuant to paragraph (a) of this Section 2 and Section 5 shall be deemed a contribution made by such Parent's Partnership Subsidiary to Holding pursuant to Section 2 of the Partnership Agreement and a contribution by Holding to the Borrower.

                  3. Delivery of Contribution Certificates. The Borrower shall deliver Contribution Certificates hereunder (a) as frequently as is necessary to prevent the occurrence of any cash shortfall while this Capital Contribution Agreement is in effect, and in any event the Borrower shall deliver Contribution Certificates not less frequently than once each fiscal quarter while this Capital Contribution Agreement is in effect and (b) promptly following the occurrence of any event of default under any Secured Instrument.

                  4. Payments. The contributions made hereunder by the Parents will be paid to the Borrower without set-off or counterclaim in U.S. dollars and in immediately available funds to such account as the Borrower shall from time to time notify the Parents in writing subject to the provisions of Section 14(b).

                  5. Parent(s) Failure to Make Contribution(s). If any Parent fails to make any contribution required to be made by it under the terms of this Capital Contribution Agreement, any one or all of the other Parents may, but shall not be obligated to, make such contribution in addition to its own contribution in accordance with (a) the same procedures that would be applicable if the capital call had been made under the Partnership Agreement or (b) such other procedures as the Parents may agree upon.

                  6. Valid Obligations. The obligations of each Parent under this Capital Contribution Agreement are absolute and unconditional, shall not be affected by the performance or failure to perform by any other Parent of such Parent's obligations hereunder, under the Partnership Agreement or any other agreement or by the financial condition, affairs, status, nature or actions of the Borrower, are enforceable against the Parents without regard to the legality, validity or enforceability of any obligations of the Borrower, including the Secured Obligations, and without regard to any modification of such obligations that may be effected, with or without the consent of the Parents and shall not be affected by: (a) the failure of the Trustees or any Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower or any other person under this Capital Contribution Agreement, any Secured Instrument or Security Document; (b) any extension or renewal of any of the Secured Obligations; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Capital Contribution Agreement, any Secured Instrument or Security Document; (d) the release of any security held by the Trustees or any Secured Party for the performance of any of the Secured Obligations; (e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations; (f) the voluntary or involuntary liquidation, dissolution, sale of assets, marshalling of assets and liabilities, receivership, conservatorship, custodianship, insolvency,
bankruptcy,   assignment   for  the   benefit  of   creditors,   reorganization,
arrangement, readjustment of or similar proceeding affecting any Person, including without limitation, the Borrower, any Parent, Holding or any Restricted Subsidiary; (g) any change in corporate or partnership relationship or degree or manner of ownership among the Borrower, any Parent or Holding or any termination of such relationship or ownership; (h) any voluntary reduction by the Borrower of any commitments under any credit facilities; or (i) any other act or omission or delay to do any other act that might in any manner or to any extent vary the risk of such Parent or that would otherwise operate as a discharge of such Parent as a matter of law.

                   7. Representations and Warranties. Each Parent hereby represents and warrants that:

                  (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

                  (b) it has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Capital Contribution Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Capital Contribution Agreement;

                  (c) this Capital Contribution Agreement has been duly executed and delivered by such Parent and constitutes a legal, valid and binding obligation of such Parent, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

                  (d) the execution, delivery and performance of this Capital Contribution Agreement will not violate in any material respect any provision of any Requirement of Law or Contractual Obligation of such Parent and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Parent pursuant to any such Requirement of Law or Contractual Obligation of such Parent;

                  (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Capital Contribution Agreement, other than any of the foregoing that have been obtained and are in full force and effect;

                  (f) it is not an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary" or "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company of 1935; and

                  (g) the aggregate amounts of cash equity contributions (other than Excluded Equity Proceeds) made or caused to be made by such Parent as of
(i) December 31, 1995 and (ii) the date of this Capital Contribution Agreement are as set forth on Schedule I attached hereto.

                  8. Notices. (a) All notices, requests and demands hereunder to or upon the Borrower or any Parent, and all notices to the Trustees, to be effective shall be in writing (or by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) if given by mail, five days after being deposited in the mails by certified mail, return receipt requested, or (iii) if by fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to such Parent or the Borrower at its address or transmission number for notices set forth under its signature below or addressed to the Trustees at their respective addresses as set forth in the Trust Agreement.

                  (b) The Parents and the Borrower may change their respective addresses and transmission numbers for notices by notice in the manner provided in this Section.

                  9. Severability. Any provision of this Capital Contribution Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.  Expenses of  Enforcement.  Each Parent agrees to pay or
reimburse  the  Borrower  and  the  Corporate   Trustee  for  all out-of-pocket
costs and expenses (including reasonable fees and disbursements of counsel) incurred in enforcing such Parent's obligations hereunder.

                  11. Integration. This Capital Contribution Agreement represents the agreement of the Parents with respect to the subject matter hereof, and there are no promises or representations by the Borrower or the Parents relative to the subject matter hereof not reflected herein (including by reference to the Partnership Agreement). This Capital Contribution Agreement is in addition to the Partnership Agreement, but, except as provided in Section 2(b), does not supersede or otherwise modify any provisions of the Partnership Agreement, provided, however, that, as between the Corporate Trustee and the Secured Parties, on the one hand, and each Parent and the Borrower, on the other, the Capital Contribution Agreement shall supersede any inconsistent provision of the Partnership Agreement and any other existing or future agreement among the Parents and the Borrower or to which the Borrower and any Parent is a party.

                  12. Amendments in Writing. None of the terms or provisions of this Capital Contribution Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each of the parties hereto and consented to by the Required Secured Parties.

                  13. Section Headings. The Section headings used in this Cap-ital Contribution Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpreta-tion hereof.

                  14. Successors and Assigns. (a) This Capital Contribution Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their successors and assigns; provided that no Parent may assign any of its obligations hereunder without the prior written consent of the Required Secured Parties or unless such Parent ceases to own directly or indirectly any interest in Holding, in which event such Parent may assign its obligations hereunder to the parent/parents of the entity/entities which has/have acquired such Parent's direct or indirect interest in Holding, and such Parent shall be automatically released from its obligations hereunder as a result of such assignment if, after giving effect to such assignment and assumption by such assignee of such assignor Parent's obligations hereunder, such assignee has a Public Debt Rating by either Rating Agency at least equivalent to the lower of
(i) the Public Debt Rating of such assignor Parent by such Rating Agency on the date of this Capital Contribution Agreement and (ii) the Public Debt Rating of such assignor Parent by such Rating Agency immediately prior to such assignment.

                  (b) The Parents hereby acknowledge and agree that this Capital Contribution Agreement is intended to, and shall, be for the benefit of the Secured Parties and that the Borrower has therefore granted the Corporate Trustee the right to enforce on behalf of the Secured Parties this Capital Contribution Agreement, and the Parents hereby consent thereto and to the assignment by the Borrower to the Trustee contained in the Security Documents of the Borrower's rights under this Capital Contribution Agreement. The Parents and the Borrower further agree that (i) in the event the Borrower fails to deliver a Contribution Certificate deliverable hereunder or (ii) a Notice of Enforcement shall be in effect, the Corporate Trustee may deliver any Contribution Certificate deliverable hereunder (executed by the Corporate Trustee, and not by an officer of the Borrower) and that in any such event described in this clause
(ii) all amounts payable hereunder by each Parent shall be paid directly to the Corporate Trustee for the benefit of the Secured Parties for deposit in the Collateral Account. The parties hereto agree that notwithstanding anything herein to the contrary, if a Notice of Enforcement is in effect, the Borrower shall have no right to deliver a Contribution Certificate and any certificate delivered by the Borrower purporting to be a Contribution Certificate shall be null and void and of no force or effect.

                  15. Submission to Jurisdiction; Waivers. Each Parent hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Capital Contribution Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Parent at its address set forth under its signature below or at such other address of which the Borrower shall have been notified pursuant hereto; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  16.  Parent Acknowledgments.  Each Parent confirms that:

                  (a) such Parent is aware of, and has acknowledged, the risks involved in the transaction contemplated in the Borrower's construction and operation of a wireless telecommunications system, including those associated with the condition (financial or otherwise), creditworthiness, affairs, status and nature of the Borrower and any other Parent;

                  (b) such Parent has independently determined to incur its obligations hereunder, and such Parent understands that each Secured Party is relying upon this Capital Contribution Agreement and that each Secured Party would not enter into the applicable Secured Instruments except in reliance upon the agreement of such Parent to honor its obligations under this Capital Contribution Agreement in accordance with its terms;

                  (c) such Parent has not relied upon any information provided by any Secured Party with respect to the Borrower or any other Parent and no Secured Party has made any representation or warranty to such Parent with respect to matters referred to in Section 16(a); and

                  (d) such Parent has not relied and will not rely on any Secured Party (i) to check or inquire on behalf of such Parent into the adequacy, accuracy or completeness of any information or document provided by the Borrower or any other Parent under or in connection with any of the Secured Instruments or Security Documents or the transactions contemplated therein (whether or not such information or document has been or is hereafter distributed to such Parent by any Secured Party) or (ii) to assess or review on behalf of such Parent the condition (financial or otherwise), creditworthiness, affairs, status and nature of the Borrower or any other Parent.

                  17. Governing Law. This Capital Contribution Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Capital Contribution Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                    SPRINT CORPORATION


                                    By: /s/ M. Jeannine Strandjord
                                    Title: Sr. VP/Treasurer

                                    Address for Notices:
                                    Sprint Enterprises, L.P.
                                    2330 Shawnee Mission Parkway
                                    Westwood, Kansas  66205
                                    Attention:  Chief Financial Officer
                                    Fax:  (913) 624-8426

                                    with a copy to:

                                    Sprint Enterprises, L.P.
                                    2330 Shawnee Mission Parkway
                                    Westwood, Kansas  66205
                                    Attention:  Corporate Secretary
                                    Fax:  (913) 624-2256


                                    TELE-COMMUNICATIONS, INC.


                                    By: /s/ Brendon Clouston
                                    Title: Executive Vice President

                                    Address for Notices:
                                    Tele-Communications, Inc.
                                    5619 DTC Parkway
                                    Englewood, Colorado  80111-3000
                                    Attention:  Brendon Clouston, Executive Vice
                                                 President
                                    Fax:  303-488-3200

                                    with a copy to:

                                    Baker & Botts, L.L.P.
                                    599 Lexington Avenue
                                    Suite 2900
                                    New York, New York  10022-6030
                                    Attention:  Elizabeth M. Markowski
                                    Fax:  212-705-5125


                                    COMCAST CORPORATION


                                    By: /s/Arthur Block
                                    Title: Vice President

                                    Address for Notices:
                                    Comcast Corporation
                                    1500 Market Street
                                    Philadelphia, Pennsylvania  19102-2148
                                    Attention:  General Counsel
                                    Fax:  215-981-7794


                                    COX COMMUNICATIONS, INC.


                                    By: /s/ Dallas Clement
                                    Title: Assistant Treasurer

                                    Address for Notices:
                                    Cox Communications, Inc.
                                    1400 Lake Hearn Drive
                                    Atlanta, Georgia  30319-1464
                                    Attention:  James O. Robbins, President
                                    Fax:  404-843-5804

                                    with a copy to:

                                    Dow, Lohnes & Albertson
                                    1200 New Hampshire Avenue, N.W.
                                    Suite 800
                                    Washington, D.C.  20036-6802
                                    Attention:  David D. Wild
                                    Fax:  202-776-2222


                                    SPRINT SPECTRUM L.P.


                                    By: /s/ Robert E. Sleet, Jr.
                                    Title: Treasurer

                                    Address for Notices:
                                    Sprint Spectrum L.P.
                                    4717 Grand Avenue, 5th Floor
                                    Kansas City, Missouri  64112
                                    Attention: Treasurer
                                    Fax:  816-559-1490

                                    with a copy to:

                                    Sprint Spectrum L.P.
                                    4900 Main Street, 12th Floor
                                    Kansas City, Missouri  64112
                                    Attention:  General Counsel
                                    Fax:  816-559-2591

                                                                      SCHEDULE I



                                  CONTRIBUTIONS


                            Contributions made as of


                                    December 31, 1995     October 2, 1996*
                                    -----------------     ---------------

Sprint Corporation                    $  867,759,473       $1,057,381,393

Tele-Communications, Inc.             $  650,819,605       $  793,036,045

Comcast Corporation                   $  325,409,802       $  396,518,023

Cox Communications, Inc.              $  325,409,802       $  396,518,023
                                      --------------        --------------
     Total                            $2,169,398,682       $2,643,453,484
























--------------
* Each parent represents and warrants that the cash equity contributions (other than Excluded Equity Proceeds) made or caused to be made by such Parent are at least as much as set forth above.

                                                                       EXHIBIT A



                                     FORM OF
                            CONTRIBUTION CERTIFICATE


                                                                       [Date]


To:      Sprint Corporation
         Tele-Communications, Inc.
         Comcast Corporation
         Cox Communications, Inc.


                  Reference is hereby made to the Amended and Restated Capital Contribution Agreement, dated as of October 2, 1996 (as amended, supplemented or otherwise modified from time to time, the "CCA"), and Sprint Corporation, Telecommunications, Inc., Comcast Corporation, Cox Communications, Inc. and Sprint Spectrum L.P. Unless otherwise defined herein, terms which are defined in the CCA and used herein shall have the same meanings given to them in the CCA.

                  This is a Contribution Certificate referred to in Section 3 of the CCA.

                  As of the date hereof, the cash, Cash Equivalents and borrowing availability under any credit facility (so long as no default or event of default shall have occurred and be continuing and the Borrower shall be capable of satisfying all conditions to borrowing under such facility) of the Borrower are as follows:

                  [Specify in reasonable detail]

                  The expected cash receipts from sources other than such available borrowings by the Borrower and its Restricted Subsidiaries during the period of three months following the date hereof are as follows:

                  [Specify in reasonable detail]

                  The expected Cash Expenditures of the Borrower and its Restricted Subsidiaries during the period of three months following the date hereof are as follows:

                  [Specify in reasonable detail]

                  The Contribution Amount with respect to this Contribution Certificate is $___________.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Contribution Certificate.

                                                     SPRINT SPECTRUM L.P.


                                                     By:________________________
                                                     Title:



*. Each Parent represents and warrants that the cash equity contributions (other than Excluded Equity Proceeds) made or caused to be made by such Parent are at least as much as set forth above.